CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, President, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Capital Management Growth Trust, Inc. (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2011 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Chief Financial Officer
Legg Mason Capital Management Growth Trust, Inc.	Legg Mason Capital Management Growth Trust, Inc.

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: June 23, 2011	Date: June 23, 2011

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.